Exhibit 23.1

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the two separate registration statements of Independent Bankshares, Inc. on Form S-8 (File Nos. 33-83112 adn 333-07567) of our report dated February 3, 1997, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas
March 27, 1997